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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
July 18, 2006

MAYSIA RESOURCES CORPORATION
(Exact name of registrant as specified in its charter)

NEVADA	000-52025	N/A
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer ID)

1600 Beach Avenue
Suite 1810-D
Vancouver, British Columbia
Canada V6G 1Y8
(Address of principal executive offices and Zip Code)

(604) 728-6111
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 5.03     Amendments to Articles of Incorporation or Bylaws

One July 11, 2006, we split our common shares on the basis of 15 for 1. As a result, our articles of incorporation were amended to increase our authorized common stock from 100,000,000 shares to 1,500,000,000 shares. The par value of our common stock remained $0.00001 per share. Our preferred stock was not affected by the split. Further, no shareholder approval was required or obtained pursuant to NRS 78.209. Prior to the stock split, there were 3,506,000 shares of common stock outstanding. After the stock split there were 52,590,000 shares of common stock outstanding. The record date for the split was July 18, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated this 24th day of July, 2006.

MAYSIA RESOURCES CORPORATION

BY:	SALEEM MOHAMED
Saleem Mohamed
President, Principal Executive Officer, Treasurer, Principal Financial Officer, Principal Accounting Officer and a member of the Board of Directors